Exhibit 99.1

FOR IMMEDIATE RELEASE

Pervasip Executes Debt Modification Agreements to Reduce Debt By $1.4 Million

WHITE PLAINS, NEW YORK – January 27, 2015 – Pervasip Corp. (USOTC: PVSP) (“Pervasip” or the “Company”) today announced its execution of agreements to eliminate an additional $1.4 million in debt.

The new agreements bring the Company's balance sheet improvement to more than $3.3 million when taken with the Company's previously announced $1.9 million debt settlement with the Pension Benefit Guarantee Corporation.

"We are pleased to have the support of our creditors as we implement our restructuring and acquisition plans," said Paul Riss, Pervasip’s chief executive officer. “We still intend to eliminate additional debt but the completed transactions have paved the way for us to meet the balance sheet requirements of our targeted acquisitions, which we now hope to complete this quarter."

About Pervasip Corp.

Pervasip delivers mobile VoIP and video telephone service anywhere in the world that has a stable broadband connection.  In addition to international telephone numbers from 57 countries for mobile phone users, with unlimited inbound calling, it offers several international outbound calling plans, including some of the lowest rates to international mobile phones.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Additional Information

Pervasip Corp.

Paul H. Riss, CEO

phriss@pervasip.com

914-750-9339